Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of February 13, 2024.

SoftBank Group Corp.

By:	/s/ Yuko Yamamoto
Name:	Yuko Yamamoto
Title:	Head of Corporate Legal

SB Global Advisers Limited

By:	/s/ Alex Clavel
Name:	Alex Clavel
Title:	Director

Delaware Project 11 L.L.C.

By:	/s/ Jonathan Duckles
Name:	Jonathan Duckles
Title:	Director

SBLA Latin America Fund LLC

By:	/s/ Jonathan Duckles
Name:	Jonathan Duckles
Title:	Director

SBLA Investments II LLC

By:	/s/ Jonathan Duckles
Name:	Jonathan Duckles
Title:	Director

SLA Investments IV LLC

By:	/s/ Jonathan Duckles
Name:	Jonathan Duckles
Title:	Director

SBLA Holdings (Cayman) L.P.

By:	SoftBank Latin America Fund GP (Cayman) Ltd., its General Partner

By:	/s/ Jonathan Duckles
Name:	Jonathan Duckles
Title:	Director